Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of Demand Media, Inc. of our report dated October 21, 2011 relating to the financial statements of IndieClick Media Group, Inc., which appears in the Current Report on Form 8‑K/A of Demand Media, Inc. filed October 21, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
August 24, 2012